Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended December 31, 2018

FRANKLIN, Tenn., February 26, 2019 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended December 31, 2018. The Company reported a net loss for the fourth quarter of approximately $1.9 million, or $0.12 per diluted common share. Funds from operations and adjusted funds from operations ("AFFO") for the three months ended December 31, 2018 totaled $0.16 and $0.41, respectively, per diluted common share.

Highlights include:

•
During the fourth quarter of 2018, the Company issued, through its at-the-market offering program ("ATM Program"), 100,700 shares of common stock at an average gross sales price of $30.83 per share and received net proceeds of approximately $3.0 million at an approximate 5.363% current equity yield.

•
During the fourth quarter of 2018, the Company acquired 11 real estate properties totaling approximately 143,000 square feet for an aggregate purchase price of approximately $24.1 million, including cash consideration of approximately $18.5 million and the assumption of mortgage debt on one of the properties of $5.4 million. Upon acquisition, the properties were 96.6% leased in the aggregate with lease expirations ranging from 2019 through 2028. Transaction costs totaling approximately $0.5 million related to these acquisitions were capitalized in the period and included in real estate assets.

•
In February 2019, the Company acquired two real estate properties totaling approximately 83,000 square feet for an aggregate purchase price and cash consideration of approximately $32.7 million. Upon acquisition, the properties were 100.0% leased in the aggregate with lease expirations in 2029.

•
The Company has five properties under definitive purchase agreements, to be acquired after completion and occupancy, for an aggregate expected purchase price of approximately $103.0 million. The Company's expected aggregate returns on these investments range from approximately 9.4% to 11.0%. The Company expects to close these properties through the end of 2019; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•
On February 7, 2019, the Company’s Board of Directors declared a quarterly common stock dividend in the amount of $0.4075 per share. The dividend is payable on March 1, 2019 to stockholders of record on February 22, 2019.

Information on Impairment:

•
During the second half of 2018, the Company experienced payment issues with the old operator of Highlands Hospital ("Highlands"). The Company learned in December, that these issues were caused by a diversion of funds creating a material breach of our agreements.

•
The Company took aggressive actions to protect its position and, in 2019, signed a Transition Agreement to transition the property to a new operator. In addition, the Company has signed a new lease with a new operator, effective upon the transfer of the licenses, which is anticipated to happen in the second quarter of 2019.

•	The Company has approximately $30.0 million invested at Highlands with $25.0 million in real estate and $5.0 million in a mezzanine loan that was incidental to the acquisition of the real estate.

•
Due to transitioning the property to a new operator, the Company has fully impaired the $5.0 million loan ($0.280 per diluted share of FFO) since the old operator will not repay the mezzanine loan and recorded a tax benefit of $1.3 million ($0.074 per diluted share of FFO).

•
The new lease the Company has signed with the new operator is based on a $30.0 million valuation and the new rental rate is approximately equal to the rental rate with the old operator plus the interest on the mezzanine loan.

•
The Company is receiving monthly payments under the Transition Agreement which approximate the rental rate with the old operator plus the interest on the mezzanine loan. These payments are to continue as long as the Transition Agreement is in place.

•	The Transition Agreement will terminate when the licenses are transferred to the new operator, at which time the new lease will become effective.

•	During 2018, the Company did not receive, and thus did not recognize as revenue:

◦	approximately one and a half monthly rental payments in cash, reimbursement of expenses and late fees totaling approximately $0.3 million ($0.018 per diluted share of FFO); and

◦	approximately four months of interest payments and late fees totaling approximately $0.2 million ($0.011 per diluted share of FFO).

•
In addition, in 2018, since the Company entered into the Transition Agreement which anticipates the termination of the lease with the old operator, the Company has written-off straight line rent of approximately $0.2 million ($0.012 per diluted share of FFO) at December 31, 2018.

•	The Transition Agreement includes provisions for the Company to receive payment for the amounts it was due and not paid. The Company anticipates collecting the amounts enumerated above.

•	The transition is ongoing and should be concluded no later than the end of the second quarter of 2019 at which time the lease with the new operator should become effective.

•
While there may be some short-term effect from timing of receipts or reimbursement of expenses, the Company does not anticipate any material adverse effect to its cash flows or net income on a going forward basis.

About Community Healthcare Trust Incorporated

Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in non-urban markets throughout the United States. The Company had investments of approximately $444.9 million in 103 real estate properties as of December 31, 2018, located in 29 states, totaling approximately 2.2 million square feet.
Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.

Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "believes", "expects", "may", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following:

general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company's competition, the ability to consummate acquisitions under contract and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and the Company's other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share amounts)

	December 31, 2018	December 31, 2017

ASSETS
Real estate properties:
Land and land improvements	$50,270	$44,419
Buildings, improvements, and lease intangibles	394,527	343,955
Personal property	133	112
Total real estate properties	444,930	388,486
Less accumulated depreciation	(55,298)	(36,136)
Total real estate properties, net	389,632	352,350
Cash and cash equivalents	2,007	2,130
Restricted cash	385	—
Mortgage note receivable, net	—	10,633
Other assets, net	34,546	20,653
Total assets	$426,570	$385,766

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt, net	$147,766	$93,353
Accounts payable and accrued liabilities	3,196	4,056
Other liabilities	3,949	4,983
Total liabilities	154,911	102,392

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized; 18,634,502 and 18,085,798 shares issued and outstanding at December 31, 2018 and 2017, respectively	186	181
Additional paid-in capital	337,180	324,303
Cumulative net income	9,178	4,775
Accumulated other comprehensive loss	633	258
Cumulative dividends	(75,518)	(46,143)
Total stockholders’ equity	271,659	283,374
Total liabilities and stockholders' equity	$426,570	$385,766

The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
REVENUES
Rental income	$10,069	$9,103	$40,149	$31,071
Tenant reimbursements	1,646	1,451	6,377	5,071
Mortgage interest	—	248	—	1,022
Other operating interest	479	160	2,104	179
	12,194	10,962	48,630	37,343

EXPENSES
Property operating	2,447	2,579	9,944	8,682
General and administrative	1,547	1,279	5,707	4,020
Depreciation and amortization	5,068	4,983	19,539	17,732
	9,062	8,841	35,190	30,434

INCOME BEFORE INCOME TAXES AND OTHER ITEMS	3,132	2,121	13,440	6,909
Gain on sale of real estate	295	—	295	—
Interest expense	(1,817)	(1,051)	(6,299)	(3,948)
Impairment of note receivable	(5,000)	—	(5,000)	—
Income tax benefit	1,547	478	1,547	478
Interest and other income, net	(42)	4	420	71
NET INCOME (LOSS)	$(1,885)	$1,552	$4,403	$3,510

NET INCOME (LOSS) PER COMMON SHARE:
Net income (loss) per common share – Basic	$(0.12)	$0.08	$0.19	$0.19
Net income (loss) per common share – Diluted	$(0.12)	$0.08	$0.19	$0.19
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-BASIC	17,848	17,574	17,669	14,815
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-DILUTED	17,848	17,574	17,669	14,815

The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO, NORMALIZED FFO, and AFFO (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2018	2017
Net income (loss)	$(1,885)	$1,552
Real estate depreciation and amortization	5,109	4,978
Gain from sale of depreciable real estate	(295)	—
Total adjustments	4,814	4,978
Funds From Operations	$2,929	$6,530
Transaction costs	—	25
Straight line rent	(126)	(351)
Deferred compensation	747	428
Impairment of note receivable (2)	5,000	—
Income tax benefit (2)	(1,321)	—
AFFO	$7,229	$6,632
Funds from Operations per Common Share-Diluted	$0.16	$0.37
AFFO Per Common Share-Diluted	$0.41	$0.37
Weighted Average Common Shares Outstanding-Diluted (3)	17,848	17,769

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO") and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that AFFO is useful because it allows investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to "net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." The Company has included AFFO which it has defined as FFO excluding certain expenses related to closing costs of properties acquired accounted for as business combinations and mortgages funded, excluding straight-line rent and deferred compensation and may include other non-cash items from time to time. AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definition.

FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

(2)	The Company recorded a $5.0 million impairment related to its mezzanine loan with Highlands and recorded a related tax benefit of approximately $1.3 million.
(3)	Diluted weighted average common shares outstanding for FFO are calculated based on the treasury method, rather than the 2-class method used to calculate earnings per share.

CONTACT: W. Page Barnes, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated